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                                                                   EXHIBIT 10.11

                               DAVID WHITE, INC.
                             1995 STOCK OPTION PLAN

1.     Purpose

              The purpose of the David White, Inc. 1995 Stock Option Plan (the "Plan") is to induce key employees to remain in the employ of David White, Inc. (the "Company") of any subsidiary of the Company, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The board of directors of the Company (the "Board of Directors") believes the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success. It is intended that certain of the options granted under the Plan may qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and the remainder of the options issued pursuant to the Plan shall constitute nonstatutory options ("Nonstatutory Options").

2.     Effective Date and Term of Plan.

              The Plan shall become effective on the date adopted by the Board of Directors, provided that the Plan is approved by the stockholders of the Company within twelve months after the date of such adoption. Options may be granted under the Plan prior to such approval, provided that such options be subject to such approval. No option may be granted under the Plan more than ten years after the date of adoption by the Board of Directors.

3.     Stock Subject to Plan.

              The maximum number of shares of the Company's common stock, par value $3.00 per share ("Common Stock"), which may be issued pursuant to the exercise of options granted under the Plan ("Options") is 50,000, subject to the adjustments provided in Paragraph 14 below. If any Options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

4.     Administration.

              The Plan shall be administered by the Compensation and Stock Options Committee of the Board of Directors (the "Committee"). Subject to the express provisions of the Plan, the
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Committee shall have complete authority, in its discretion, to determine those key employees ("Participants") to whom and the price at which Options shall be granted, whether the Options granted shall qualify as Incentive Stock Options or as Nonstatutory Options, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised and limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company or its subsidiaries, as hereinafter defined, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive.

5.     Committee.

              The Committee shall consist of not less than three members of the Board of Directors who are not eligible and have not at any time within one year prior to appointment to the Committee been eligible to receive options under the Plan or any other plan of the Company or any of its subsidiaries.
The Committee shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.
Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

6.     Eligibility.







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              An Option may be granted under the Plan only to an officer or other key employee of the Company and of its present or future subsidiary corporations, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Subsidiaries"). Members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.

7.     Option Prices.

              The option price per shall will be determined by the Committee at the time each Option is granted, but shall not be less than 100% of the fair market value, as determined by the Committee, of a share of Common Stock on the date of grant. The option price per share of an Incentive Stock Option granted to a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, shall be not less than 110% of the fair market value, as determined by the Committee, of a share of Common Stock on the date of grant.

8.     Option Periods.

              The term of each Option will be for such period not exceeding ten years form the date of grant as the Committee shall determine; provided that, in the case of Incentive Stock Options granted to a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Subsidiaries, the option term shall not exceed five years. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. Each Option shall be subject to earlier termination as described under Paragraph 12 below.

9.     Exercise of Options.

              Each Option may be exercised at any time during the option period for such Option, subject to the restrictions in this paragraph, in Paragraph 12 below, and in the agreements referred to in Paragraph 13 and otherwise subject to the provisions of Paragraph 17. Such agreements may, in the discretion of the Committee, include, for example, restrictions on the date on which an Option or any portion thereof may first be exercised. Upon exercise, the option price shall be paid in full (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their fair market value, as determined by the Committee, as of the date of exercise); or (c) with the consent of the Committee, by any combination of (a) and (b).







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10.    Financial Assistance.

              The Board of Directors or the Committee may cause the Company or a Subsidiary to give or arrange for financial assistance (including without limitation direct loans, with or without interest, secured or unsecured, or guaranties of third-party loans) to a Participant for the purpose of providing funds for the purchase of Common Stock pursuant to the exercise of an Option, when in the judgment of the Board of Directors or the Committee such assistance may reasonably be expected to be in the best interests of the Company, and provided that such assistance as may be granted shall be consistent with the certificate of incorporation and by-laws of the Company and applicable law, and will permit the Common Stock to be fully paid and nonassessable when issued.

11.    Maximum Incentive Stock Options Per Participant.


              In the case of options granted as Incentive Stock Options, the aggregate fair market value, as determined by the Committee, of the stock with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan or any other plan of the Company or any parent corporation or any Subsidiary, shall not exceed $100,000. For purposes of this paragraph, the fair market value of stock subject to an Incentive Stock Options shall be determined as of the date the Incentive Stock Options are granted. Options granted as Nonstatutory Options shall not be subject to the limitation in this paragraph.

12.    Termination of Employment.

              Except as hereinafter provided, no Option may be exercised after a Participant terminates his employment with the Company or its Subsidiaries, as the case may be. If termination or employment results from disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, death, or retirement, any Option may be exercised at any time within twelve months after such termination of employment, but in no event beyond the option period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment, including prohibition of such exercise. The Committee's determination whether a Participant's employment has terminated shall be conclusive.

13.    Agreements.

              Options granted pursuant to the Plan shall be evidenced by








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stock option agreements in such form as the Committee shall from time to time adopt.

14.    Adjustment of Number of Shares.

              In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Option, shall be adjusted by adding to each such share the numbers of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock reserved for issuance pursuant to the Plan, but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. The option price in each stock option agreement for each share of Common Stock or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option price in such agreement for each share prior to such substitution or adjustment by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company in any stock option agreement to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

15.    Amendment, Suspension or Termination of Plan.

              The Board of Directors, without further approval of the stockholders, may from time to time amend, suspend or terminate the







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Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (i) increase the aggregate number of shares which may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 14; (ii) permit the granting of Options to anyone other than a key employee of the Company or a Subsidiary or to a member of the Committee; (iii) decrease the minimum option prices; (iv) increase the maximum option periods; (v) increase the maximum per Participant set in Paragraph 11; or (vi) extend the term of the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him. Notwithstanding the foregoing provisions of this Paragraph 15, Paragraph 16 hereof may only be amended by Continuing Directors (as hereinafter defined).

16.    Modification of Options.

              At any time and from time to time the Board of Directors may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option. In the discretion of the Committee, the date of termination of any Option and the date on which such Option, or any portion thereof not then exercisable, may be exercised, may be advanced it:

                   (a) In connection with any merger, consolidation, or sale or transfer by the Company of substantially all its assets, any Option is not assumed by the surviving corporation or the purchaser, or

                   (b) Any person (including, but not limited to, any individual, corporation, partnership, trust or other entity) or group of persons (consisting of any two or more persons who have agreed orally or in writing to act together for the purpose of acquiring, holding, voting or disposing of Common Stock of the Company), pursuant to any tender offer or any request or invitation to tender share, or any other method, acquires, after the date thereof, directly or indirectly, beneficial or record ownership of 10% or more of the then outstanding Common Stock of the Company or acquires, after the date hereof, directly or indirectly, effective control of the Company.

17.    Change in Control.

                   (a)    Notwithstanding any other provision of this Plan,




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upon the occurrence of a Change in Control (as hereinafter defined) all Options then outstanding shall become immediately exercisable in full for the remainder of their terms and each Participant shall have the right to require the Company to purchase his outstanding Options for cash for a period of thirty days following a Change in Control at the aggregate Acceleration Price (as hereinafter defined) for all shares of Common Stock subject to Options held by such Participant, provided that Participants who are officers or directors of the Company shall have the right to require such purchase of Options only if at least six months has elapsed from the date of grant of such Options and the date of the Change in Control.

                   (b) The "Acceleration Price" is the excess of the highest of the following over the option price per share (as the same may be adjusted from time to time pursuant to Paragraph 14) on the date of a Change in Control:

                          (1)   the highest reported sales price of the Common
Stock during the sixty days prior to and including the date of the Change in Control, as reported on the principal securities exchange or market upon which the Common Stock is then listed or traded:

                          (2)   the highest price of the Common Stock reported
in a Schedule 13D or an amendment thereto as paid on or within the sixty days preceding the date of the Change in Control;

                          (3)   the highest tender offer price paid for the
Common Stock; and

                          (4)   any cash merger or similar price.

                   (c) A "Change in Control" is the occurrence of any one of the following events:

                          (1)   the first day of receipt by the Company of a
Schedule 13D, any amendment thereto or notice of a public announcement confirming that any Person (other than any employee benefit plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan or any Person who is a Participant) is or becomes the Beneficial Owner of securities of the Company representing at least 20% of the combined voting power of the Company's then outstanding securities unless such ownership is approved by the Continuing Directors prior to such ownership;

                          (2)   the first day on which two (2) or more of the
members of the Company's Board of Directors are not Continuing Directors;








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                          (3)   stockholder approval of (i) any consolidation
or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, unless, in either case, such transaction is approved by the Continuing Directors prior to submission for such stockholder approval; or

                          (4)   the stockholders of the Company approve any
plan or proposal for the liquidation or dissolution of the Company, unless approved by the Continuing Directors prior to submission for such stockholder approval.

                   (d)    For purposes of this Paragraph 17:

                          (1)   a "Person" shall mean any individual, firm,
corporation, partnership, trust or other entity;

                          (2)   "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

                          (3)   a Person shall be a "Beneficial Owner" of
Common Stock (i) which such Person beneficially owns, directly or indirectly; or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise;

                          (4)   "Continuing Directors" means any member of the
Board of Directors who was a member of the Board of Directors on the effective date of this Plan, and any successor of a Continuing Director who is recommended or elected to succeed the Continuing Director by a majority of the remaining Continuing Directors.

                   (e) The Committee shall not have authority under Paragraph 4 hereof to modify the time when Options may be exercised under this Paragraph 17.








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